Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
BANK OF NEW YORK MELLON                     00-0000000      973,601,533
FEDERAL RESERVE BK NYC                      00-0000000      860,753,000
BNP PARIBAS SECURITIES CORP.                13-3235334      549,479,893
NOMURA                                      13-2642206      439,773,996
BARCLAYS CAPITAL INC.                       05-0346412      161,917,038
HSBC BANK                                   00-0000000      279,164,068
CANADIAN IMPERIAL BANK OF COMMERCE          00-0000000      257,319,564
DEUTSCHE BANK SECURITIES, INC.              13-2730328      228,870,919
MIZUHO SECURITIES USA INC                   00-0000000      227,965,908
NATIXIS                                     00-0000000      207,425,477






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
BANK OF NEW YORK MELLON                     00-0000000          269,147
FEDERAL RESERVE BK NYC                      00-0000000                0
BNP PARIBAS SECURITIES CORP.                13-3235334          722,935
NOMURA                                      13-2642206       16,198,421
BARCLAYS CAPITAL INC.                       05-0346412      127,439,951
HSBC BANK                                   00-0000000        1,684,445
CANADIAN IMPERIAL BANK OF COMMERCE          00-0000000            5,000
DEUTSCHE BANK SECURITIES, INC.              13-2730328       14,003,421
MIZUHO SECURITIES USA INC                   00-0000000        3,265,272
NATIXIS                                     00-0000000            9,037




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    5,321,970,475 D. Total Sales: 264,421,556

                               SCREEN NUMBER : 12